UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 5, 2014

ASSOCIATED BANC-CORP

(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street Green Bay, Wisconsin 54301
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 491-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On November 5, 2014, Associated Banc-Corp (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein, with respect to the issuance and sale of (i) $250,000,000 aggregate principal amount of the Company’s 2.750% senior notes due 2019 and (ii) $250,000,000 aggregate principal amount of the Company’s 4.250% subordinated notes due 2025 ((i) and (ii) together, the “Offering”).

The Offering is more fully described in a prospectus supplement dated November 5, 2014 to the prospectus dated January 11, 2012, which was filed with the Securities and Exchange Commission as part of the Company’s Registration Statement on Form S-3 (Registration No. 333-178973) filed on January 11, 2012.  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed as part of this Report on Form 8-K:

1.1

Underwriting Agreement, dated November 5, 2014, among Associated Banc-Corp, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED BANC-CORP

Dated: November 6, 2014	By: /s/ Randall J. Erickson
Randall J. Erickson Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit

Number

1.1

Underwriting Agreement, dated November 5, 2014, among Associated Banc-Corp, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4